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EXHIBIT 5.1

[Baker Botts L.L.P. Letterhead]

September 22, 2004

Liberty Media Corporation
12300 Liberty Boulevard
Englewood, CO 80112

Ladies and Gentlemen:

You have requested our opinion, as counsel for Liberty Media Corporation, a Delaware corporation ("Liberty"), in connection with Liberty's Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-118758) (the "Registration Statement"). The Registration Statement relates to the resale, under the Securities Act of 1933, as amended (the "Act"), from time to time of up to 23,474 shares of Liberty's Series A common stock, par value $.01 per share (the "Shares"), by the selling stockholders named in the prospectus forming part of the Registration Statement (the "Prospectus").

In rendering our opinion, we have examined, among other things, originals, certified copies or copies otherwise identified to our satisfaction as being copies of originals, of (i) the Agreement and Plan of Reorganization, dated as of May 6, 2004, among Liberty, LMC Capital LLC, LW Merger Sub, Inc., and Liberty Webhouse, Inc. and the form of Investor Agreement, dated as of May 14, 2004, between Liberty and the Holder named therein, which were filed as exhibits to the Registration Statement, (ii) the Restated Certificate of Incorporation, as amended, and Bylaws of Liberty, (iii) records of proceedings of Liberty's Board of Directors, including committees thereof, with respect to the filing of the Registration Statement and the issuance of the Shares, and (iv) such other documents, records, instruments and certificates of public officials and officers of Liberty as we deemed necessary or advisable for the purpose of rendering this opinion. We have assumed the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduction copies.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and are validly issued and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our Firm under the caption "Legal Matters" in the Prospectus. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.
Baker Botts L.L.P.

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  EXHIBIT 5.1